EXHIBIT 5


                       Metzger, Hollis, Gordon & Mortimer
                        1275 K Street, N.W., Suite 1000
                             Washington, D.C. 20005
                                 (202) 842-1600




                                 April 10, 1995


Zions Bancorporation
1380 Kennecott Building
Salt Lake City, Utah  84133

Gentlemen:

         We have acted as counsel to Zions Bancorporation ("Zions") in connection with the Agreement and Plan of Reorganization among First Western Bancorporation ("First Western"), First Western National Bank (the "Bank"), Zions, and Zions First National Bank ("Zions Bank"), dated October 24, 1994 as amended as of January __, 1995, and a related Agreement of Merger between First Western and Zions, and a related Agreement to Merge between the Bank and Zions Bank (collectively, the "Plan of Reorganization"), whereby First Western will be merged into Zions, with Zions being the surviving corporation, and, following the First Western-Zions merger, whereby the Bank will be merged into Zions Bank, with Zions Bank being the surviving corporation (collectively, the "Mergers"). At the time the Mergers become effective, all of the issued and outstanding shares of common stock, $10 par value, of First Western ("First Western Common Stock") and all of the issued and outstanding shares (except for shares held by Zions) of common stock, $10 par value, of the Bank ("Bank Common Stock"), in each case other than shares as to which the holders exercise and perfect dissenters' rights, will be exchanged for shares of common stock, no par value, of Zions ("Zions Common Stock").

         We are also acting as counsel to Zions in connection with the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Zions with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, the aggregate maximum of 325,000 shares of Zions Common Stock into which outstanding First Western Common Stock and Bank Common Stock may be converted upon effectiveness of the Mergers. This opinion is being furnished for the purpose of being filed as an exhibit to the Registration Statement.

         In connection with this opinion, we have examined, among other things:

         (1)   an executed copy of the Plan of Reorganization;

         (2) a copy certified to our satisfaction of the Restated Articles of Incorporation of Zions as in effect on the date hereof;

         (3) copies certified to our satisfaction of resolutions adopted by the Board of Directors of Zions on September 16, 1994, including resolutions approving the Plan of Reorganization; and

         (4) such other documents, corporate proceedings, and statutes as we considered necessary to enable us to furnish this opinion.

         We have assumed for the purpose of this opinion that:

         (1) the Plan of Reorganization has been duly and validly authorized, executed, and delivered by First Western and the Bank; and

         (2) the Mergers will be consummated in accordance with the terms of the Plan of Reorganization.

         Based upon the foregoing, we are of the opinion that the shares of Zions Common Stock into which the outstanding First Western Common Stock and Bank Common Stock will be converted in the Mergers in accordance with the Plan of Reorganization will, at the time such Mergers become effective, be duly authorized, validly issued, fully paid and nonassessable shares of Zions Common Stock.
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         We hereby  consent to the  filing of this  opinion as an exhibit to the
Registration Statement and to the reference to us under the caption "Legal Opinions" in Joint Proxy Statement/Prospectus forming a part of the Registration Statement.

                                            Very truly yours,

                                            METZGER, HOLLIS, GORDON & MORTIMER



                                            By /s/ Laurence S. Lese
                                              ---------------------------------
                                               Laurence S. Lese

LSL/kbl
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